UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  May 21, 2014
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MCG Capital Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, 10th Floor, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)
(703) 247-7500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
In accordance with SEC Regulation S-X Rules 3-09 and 4-08(g), MCG Capital Corporation, or MCG, must determine which of its portfolio companies, if any, are considered "significant subsidiaries." After performing this analysis for the year ended December 31, 2013, MCG determined that RadioPharmacy Investors, LLC, or RadioPharmacy, is a significant subsidiary for the year ended December 31, 2013 under Rule 3-09. As such, this Form 8-K is being filed to provide the separate financial statements of RadioPharmacy. RadioPharmacy, a private company, is a nuclear compounding pharmacy for regional hospitals and imaging centers. During the year ended December 31, 2013, MCG recognized $4.5 million of total revenue from its investment in RadioPharmacy.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Warren Averett, LLC, independent registered certified public accountants
99.1	RadioPharmacy Investors, LLC and Subsidiaries Consolidated Financial Statements, December 31, 2013 and 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date:	May 21, 2014	By:	/s/ Beverly Jane Alley
Beverly Jane Alley
Interim Chief Financial Officer